UNITED STATES
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Crown Crafts, Inc.

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July 28, 2010
GLASS LEWIS RECOMMENDS IN FAVOR OF CROWN CRAFTS BOARD-SUPPORTED DIRECTOR NOMINEES; CITES COMPANY’S
SUPERIOR PERFORMANCE COMPARED WITH PEERS AND IN CONTRAST TO DISSIDENT’S ASSERTIONS
Gonzales, Louisiana — Crown Crafts, Inc. (NASDAQ-CM: CRWS) announced today that Glass Lewis & Co., a leading independent governance analysis and proxy voting firm, has made its recommendation in favor of the Company’s Board-supported director nominees and against the two candidates nominated by dissident shareholder Wynnefield Partners Small Cap Value, L.P. and certain affiliates (the Wynnefield Group). Glass Lewis recommends that shareholders vote the Company’s white proxy card in favor of its four director nominees — E. Randall Chestnut, William T. Deyo, Jr., Richard L. Solar and Sidney Kirschner — for election at the Company’s annual meeting of shareholders to be held on August 10, 2010.
Among other things, Glass Lewis cites that the Company’s stock has generally outperformed selected peer groups and stock indices, contrary to claims made by the Wynnefield Group. Total shareholder return over the past five years was 54.2% for Crown Crafts, compared with 7.6% for selected industry peers and a loss of 1.8% for the Russell 3000, Glass Lewis notes. The Company’s shares also outperformed the peers and selected indices for the one-year and three-year periods ended June 25, 2010.
“The independent analysis by Glass Lewis reaffirms our belief that Crown Crafts has made excellent strategic progress under the strong leadership of Chairman, President and Chief Executive Officer E. Randall Chestnut and the current Board of Directors,” said Zenon S. Nie, the Company’s independent Lead Director. “Under this Board and management team, the Company has paid down its debt from $48 million to $5.1 million, bought back almost 1 million shares, completed four accretive strategic acquisitions, begun paying a $0.02 per share quarterly cash dividend, and in fiscal 2010 achieved its highest adjusted EBITDA since 1998. Meanwhile, as noted by Glass Lewis, the Wynnefield Group has
916 S. Burnside Avenue * PO Box 1028 * Gonzales, LA 70707-1028 * (225) 647-9100 * Fax (225) 647-9104

never proposed an alternative strategic plan for the Company and its director nominees have no experience related to the Company’s industry or business.”
Glass Lewis also cites that return on equity for the last 12 months was 19.6% for Crown Crafts compared with 15.8% for Kid Brands, Inc., 10.5% for Summer Infant, Inc., and 8.4% for JAKKS Pacific, Inc., companies that Glass Lewis used for peer comparisons. In addition, contrary to the Wynnefield Group’s misleading assertions regarding compensation, Glass Lewis notes that the Company’s executives and directors receive less compensation than the median for those at comparable companies. “Overall, the Company paid moderately less than its peers, but performed moderately better than its peers,” the Glass Lewis report states.
Glass Lewis also notes that the Wynnefield Group has been represented on the Board by handpicked directors — Frederick Wasserman since 2007 and Joseph Kling since 2008 — and “has had an opportunity to effect change through direct board representation over the last three years.” Election of the dissident nominees would give the Wynnefield Group 42.9% representation on the Board while it holds only 17.0% of the Company’s stock.
The Glass Lewis report concludes that the Wynnefield Group “has offered shareholders limited reason to believe that its nominees, with limited industry experience, can develop a pro forma operating structure or plan superior to the one currently employed by management and the board.”
The Company stressed that shareholders cannot vote the gold proxy card provided by the Wynnefield Group and also vote for Mr. Chestnut or any other Class 1 nominee of the Company.
About Crown Crafts, Inc.
Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products, including crib and toddler bedding; blankets; nursery accessories; room décor; burp cloths; bathing accessories; reusable and disposable bibs; and disposable placemats, floor mats, toilet seat covers and changing mats. The Company’s operating subsidiaries include Hamco, Inc. in Louisiana and Crown Crafts Infant Products, Inc. in California. Crown Crafts is America’s largest producer of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers. www.crowncrafts.com.

Contact:
Olivia Elliott
Vice President and Chief Financial Officer
225-647-9124
Forward-Looking Statements
The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

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